Exhibit 99
[GRAPHIC OMITTED]

599 Menlo Drive, Suite 200
Rocklin, CA  95765-3708
Telephone (916) 415-0864 - Fax (916) 415-0645
www.idwlcd.com

                                                                    NEWS RELEASE
                                                             OTC BB Symbol: IDWK
                              For Immediate Release

 International DisplayWorks, Inc. Announces Definitive Agreement for 20 Million
                    Dollar Private Placement of Common Stock

Rocklin, California, May 13, 2004. International DisplayWorks, Inc. ("IDW"), a manufacturer and distributor of liquid crystal displays, modules and assemblies, today announced it has received commitments from and signed agreements with investors to complete a $20 million private placement, which will include the issuance of 4,500,000 shares of common stock. The private placement is subject to customary closing conditions.

The net proceeds of the private placement will be principally used to fund the purchase of additional manufacturing equipment, the expansion of the Company's product lines into color and TFT displays as previously announced, repayment of certain debt, and for the implementation of its strategic operating plans.

Stephen Kircher, chief executive officer of International DisplayWorks, commented, "This investment provides IDW with the necessary capital to fund both the expansion of our factory with proven display technology equipment that will substantially increase our capacity in higher value products providing us the opportunity to rapidly increase our revenue base and continue to execute our strategic business plan. This investment by institutional investors confirms their continuing confidence in IDW's strategy and the recognition of our ability to continue to increase shareholder value. We are also pleased to be able to strengthen our balance sheet and reinforce our ability to continue to grow the company."

The private placement is being made only to accredited investors in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The shares of common stock and warrants being issued, and the shares of common stock issuable upon exercise of the warrants, have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

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This press release does not constitute an offer to sell, or the  solicitation of an offer to buy, any  securities,  nor shall there be any sale of the securities
in  any   jurisdiction   in  which  such  offering  would  be  unlawful.   About
International DisplayWorks

International DisplayWorks, Inc. is a manufacturer and distributor of liquid crystal displays, modules and assemblies for a variety of customer needs including OEM applications. The Company manufactures its products in a 270,000 square feet manufacturing facility in the People's Republic of China (PRC) and employs approximately 1,750 persons. Sales offices are located in Rocklin, CA, Ann Arbor, MI, Hong Kong, the United Kingdom, and Shenzhen, PRC.

For additional information contact:
Steve Kircher - (916) 415-0864           or:    Investor Relations
CEO, International DisplayWorks, Inc.           at investor-relations@idwusa.com

The International DisplayWorks, Inc. website is www.idwlcd.com

NOTE: The foregoing is news relating to International DisplayWorks, Inc. ("IDW" or "the Company") and contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. When used in this report, the words "anticipate," "believe," "estimate," "expect" and similar expressions as they relate to the Company or its management, including without limitation, IDW (as defined herein) and the Company's other subsidiaries, are intended to identify such forward-looking statements. The Company's actual results, performance or achievements could differ materially from the results expressed in, or implied by these forward-looking statements. For more detailed information the reader is referred to the Company's 10-K and other related documents filed with the Securities and Exchange Commission. This does not constitute an offer to buy or sell securities by the Company and is meant purely for informational purposes.

Keyword: California  Industry Keywords: Liquid Crystal Display, LCD, Electronics

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